Exhibit 99.6

The following communications were made available by Apollo Global Management, Inc. on LinkedIn on March 8, 2021.

Apollo Global Management Inc. • • • We have announced that Apollo and Athene will merge in an all-stock transaction, and that Apollo will move to a single share class with one vote per share as part of its industry-leading governance enhancements. The substantially accretive merger will give the combined company complete alignment and a stronger capital base to accelerate growth. For important information read the merger announcement https://lnkd.ln/eUJ29nF and join the conference call at 8:30 am EST to learn more: https://lnkd.in/erMWvip. 0 Apollo and Athene to Merge in All-Stock Transaction